Exhibit 99.1

FOR IMMEDIATE RELEASE

SunPower Investor Contact:	Media Contacts:
Bob Okunski	Ingrid Ekstrom, SunPower Corp.
+1-408-240-5447	+1-510-260-8368
Bob.Okunski@sunpowercorp.com	Ingrid.Ekstrom@sunpowercorp.com

Seán Murphy, SunRay Renewable Energy
+44-7872-602-911 (Mob)
+44-207-284-6000 (Office)
sean.murphy@sunrayrenewable.com

SunPower Announces Agreement to Acquire SunRay

More Than 1,200 Megawatts to Be Added to Project Pipeline in Europe and Middle East

SAN JOSE, Calif. – February 11, 2010 – SunPower Corp. (NASDAQ: SPWRA, SPWRB) today announced that it has signed a definitive agreement to acquire SunRay Renewable Energy, a leading European solar power plant developer with offices in Europe and the Middle East, including a principal project office in Rome. SunPower will acquire SunRay from its shareholders, which includes its management and Denham Capital. Upon closing the transaction, SunPower will acquire a project pipeline of solar photovoltaic (PV) projects totaling more than 1,200 megawatts (MW) in Italy, France, Israel, Spain, the United Kingdom and Greece. The pipeline consists of projects in various stages of development. SunRay’s power plant development and project finance team consists of approximately 70 employees.

“SunRay has a proven track record of developing bankable solar power plants in a complex environment,” said Howard Wenger, president of SunPower’s utilities and power plants business group. “This acquisition is consistent with our long-term company strategy to develop a strong brand and complementary channels to market. SunRay’s exceptional team and pipeline will add to our significant internal investment in North American power plant development. It also complements our European engineering, procurement and construction business that serves a broad range of development partners.”

“SunRay has developed an impressive pipeline of utility scale projects throughout Europe,” continued Wenger. “We congratulate SunRay on receiving the European Solar Deal of the Year award today from Project Finance magazine for the largest solar PV power plant financed in 2009, the 24 MW Montalto power plant in Italy, which launched SunPower’s relationship with SunRay. This acquisition further demonstrates our confidence in the Italian market and regulatory environment, and will accelerate the growth of our European and Middle Eastern power plant business.”

“Our experience working with SunPower on Montalto and several other power plants in Italy convinced us that SunRay will be joining the global solar technology, performance and quality leader for solar power plants,” said Yoram Amiga, CEO of SunRay Group. “Our combined experience globally will allow us to offer our customers reliable energy delivery at competitive prices. Denham has been a great partner, providing both capital and advice at an important stage in our company’s development. We are pleased to have worked with them.”

“The SunRay Renewables team has proven itself unparalleled in its ability to develop, finance and construct world class solar projects,” said Scott Mackin, partner in Denham Capital. “The marriage of that team with the superior technology of SunPower will create a formidable platform of new, socially and environmentally responsible and highly efficient solar PV projects in many countries around the world. We are delighted to have supported the initial development of SunRay’s portfolio, including the initial phase of the award-winning Montalto project, the largest in Italy. This project was completed in partnership with SunPower, and we are confident that the two firms will continue to expand on their success together.”

“SunRay has a strong pipeline in Italy, with several power plants already permitted for delivery in 2010,” said Gian Maria Ferrero, vice president of SunPower’s Europe, Middle East and Africa utilities and power plants business unit. “Italy has demonstrated sustainable, strong growth in both rooftop and ground-mounted solar systems, bringing new jobs to the market and private investment into new power resources without the need for major new transmission investment. The growth of the Italian market has validated our prior acquisition of Solar Solutions, now SunPower Italia. SunPower and SunRay will seek to build on our success throughout Southern Europe and into the Middle East and Africa as demand for new power resources increases.”

The total consideration for the acquisition is approximately $277 million, including $235 million in cash and $42 million in a letter of credit and promissory notes. SunPower has sufficient cash to close the transaction and does not intend to raise equity capital to finance the acquisition. The company will provide specific financial guidance regarding the positive impacts of the transaction during its fourth quarter and fiscal year 2009 earnings conference call in March. The parties anticipate closing the transaction, which is subject to customary closing conditions, in the first half of 2010.

J.P. Morgan Securities Inc. is acting as exclusive financial advisor to SunPower with regard to this transaction and provided a fairness opinion regarding the acquisition to its board of directors.

About SunPower

Founded in 1985, SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers the planet’s most powerful solar technology broadly available today. Residential, business, government and utility customers rely on the company’s experience and proven results to maximize return on investment. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

About SunRay

SunRay Renewable Energy is an energy company – an independent solar power producer – with broad skills across the photovoltaic project development value chain. SunRay has built an internationally scalable project development platform which includes engineering, legal and project finance capability. It focuses on utility-scale projects in Southern European countries, using a community-based development model to ensure that its plants are adapted to local community needs. SunRay has a strategic partnership with Denham Capital, a global private equity firm, to develop utility-scale solar projects. SunRay has offices in Malta, Italy, Greece, France, Spain, Israel and the United Kingdom. For more information, visit www.sunrayrenewable.com

About Denham

Denham Capital is a leading global private equity firm, with offices in Boston, Houston, Short Hills, São Paulo and London. With approximately $4.3 billion of invested and committed capital, Denham makes direct investments in all segments of the energy and commodities value chain, including oil and gas, mining, timber, power, carbon assets and energy-related infrastructure and services. The firm invests globally, with investments currently in the US, Canada, South America, Europe, Russia/CIS, Asia and Australia, and across all parts of the capital structure and all stages of the corporate and asset lifecycle, from development projects to mature, operating businesses. For more information about Denham Capital, visit www.denhamcapital.com. Denham Capital does not provide investment advisory services to the public.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “to be added,” “will,” “pipeline,” “accelerate,” “growth,” “sustainable,” “demand,” “intend,” “guidance,” and “anticipate” to identify forward-looking statements in this press release, including forward-looking statements regarding: (a) the timing of the closing of the acquisition, (b) project pipeline that could ultimately be developed; (c) timing of projects to be completed; (d) growth of the combined company’s project development business worldwide; (e) being able to offer reliable energy delivery and healthy returns at competitive pricing; (f) market conditions in Italy, Southern Europe, the Middle East and Africa; (g) SunPower’s plans to finance the acquisition; and (h) the potential for the transaction to be have a positive impact. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) the satisfaction of closing conditions and the possibility that the transaction may not be completed, (ii) potential difficulties associated with integrating the combined businesses, (iii)) availability of land, government permits and financing for projects in the acquired pipeline; (iv) the company’s ability to obtain and maintain an adequate supply of raw materials and components, as well as the price it pays for such items; (v) general business and economic conditions, including seasonality of the industry; (vi) growth trends in the solar power industry; (vii) the continuation of governmental and related economic incentives promoting the use of solar power, particularly in Europe and other geographies within the acquired pipeline; (viii) the improved availability of third-party financing arrangements for the company’s customers; (ix) construction difficulties or potential delays, including permitting and transmission access and upgrades; and (x) other risks described in the company’s Annual Report on Form 10-K for the year ended December 28, 2008, its Quarterly Report on Form 10-Q for the quarter ended September 27, 2009, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

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